Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
For Tender of All Outstanding Shares of Common Stock
of
National Holdings Corporation
at
$3.25 Net per Share
Pursuant to the Offer to Purchase dated January 27, 2021
by
B. Riley Principal Merger Corp. III,
a wholly owned subsidiary of

B. Riley Financial, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FEBRUARY 25, 2021 (ONE MINUTE AFTER 11:59 P.M.,
NEW YORK CITY TIME, ON FEBRUARY 24, 2021), UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.02 per share (“Shares”), of National Holdings Corporation, a Delaware corporation (“NHLD”) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to 12:00 midnight, New York City time, on February 25, 2021 (one minute after 11:59 P.M., New York City time on February 24, 2021 (the “Expiration Date,” unless extended pursuant to and in accordance with the terms of the Merger Agreement (as defined in the Offer to Purchase), in which event “Expiration Date” will mean the latest time and date at which the Offer, as so extended, will expire)) or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 11 of the Offer to Purchase (as defined below).

Computershare Trust Company, N.A.

***If delivering by mail: By 5:00 P.M. New York City time on the Expiration Date	***If delivering by courier: By 5:00 P.M. New York City time on the Expiration Date
Computershare Trust Company, N.A c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 11 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 11 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 10 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to B. Riley Principal Merger Corp. III, a Delaware corporation and a wholly owned subsidiary of B. Riley Financial, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated January 27, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 11 of the Offer to Purchase. Shares tendered by a Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Expiration Date.

Number of Shares and Certificate No(s) (if available)
__________________________________________________________________________________________
__________________________________________________________________________________________

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:   ______________________________________________________________

DTC Account Number:  ____________________________________________________________________

Dated:  __________________________________________________________________________________

Name(s) of Record Holder(s):

 __________________________________________________________________________________________

 __________________________________________________________________________________________

(Please type or print)

Address(es):  _______________________________________________________________________________

(Zip Code)

Area Code and Tel. No. _____________________________________________________________________

(Daytime telephone number)

Signature(s): _______________________________________________________________________________

___________________________________________________________________________________________

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 11 of the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within two Nasdaq Capital Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: ____________________________________________________________________________
Address: _________________________________________________________________________________
_________________________________________________________________________________
(Zip Code)
Area Code and Telephone No. _______________________________________________________________
________________________________________________________________________________________
(Authorized Signature)
Name:	_________________________________________________________________________________
(Please type or print)
Title:	__________________________________________________________________________________
Date:	__________________________________________________________________________________
NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.